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                                                                    Exhibit 23.6

             [LETTERHEAD OF BEAR, STEARNS & CO. INC. APPEARS HERE]

                       Consent of Bear, Stearns & Co. Inc.
                       -----------------------------------


We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Joint Proxy Statement/Prospectus referred to below, under the captions "Summary", "Background of the Merger", "Reasons for the Merger" and "Opinions of Financial Advisors" and to the inclusion of such opinion letter as Appendix II to, the Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Lockheed Martin Corporation and Northrop Grumman Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

New York, New York
January 21, 1998


                                      Bear Stearns & Co. Inc.

                                         by: /s/ Denis A. Bovin
                                             Vice Chairman
                                             Investment Banking